EXHIBIT 23.1

CONSENT OF LAWRENCE SCHARFMAN & CO., CPA, P.C.

April 15, 2008

Board of Directors

Global Entertainment Holdings, Inc.

1516 E. Tropicana Ave., Suite 245

Las Vegas, Nevada 89119

Gentlemen:

We hereby consent to the use of our audit report of Global Entertainment Holdings for the year ended December 31, 2007 appearing in this Annual Report on Form 10-KSB of Global Entertainment Holdings, Inc. for the year ended December 31, 2007.

/s/ Lawrence Scharfman & Co., CPA, P.C.
Lawrence Scharfman & Co., CPA, P.C.